UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	DPLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

The Information set forth under Item 2.03 of this Report is incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On August 9, 2019, Diplomat Pharmacy, Inc. (the “Company”) publicly announced its financial results for the second quarter ended June 30, 2019 and revised its guidance for 2019.  A copy of the Company’s news release and a related supplemental slide presentation for the quarter are attached hereto as Exhibits 99.1 and 99.2, respectively, each of which is incorporated herein by reference.  The information in this Item 2.02 and the attached exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 19, 2019, the Company agreed to Amendment No. 1 (“Amendment No. 1”) to its Credit Agreement, dated as of December 20, 2017, with JPMorgan Chase Bank, N.A., as administrative agent and as a lender, and the other lenders party thereto (the “Credit Agreement”) which became effective as of August 6, 2019 (the “Effective Date”).  On the Effective Date, the Company permanently reduced the commitments for revolving loans thereunder to $200,000,000, a reduction in the aggregate of $50,000,000. As of June 30, 2019, the Company had $125,000,000 outstanding on its revolving line of credit.

Pursuant to Amendment No. 1, with respect to the revolving loans and term loan A, financial performance covenants have been revised to impose (i) a cap on Total Net Leverage Ratio (as defined in the Credit Agreement) set at 6.00 to 1.0 as of September 30, 2019, stepping up to 6.75 to 1.0 as of December 31, 2019 through March 31, 2020, with subsequent step downs thereafter, and (ii) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) set at 2.50 to 1.0 as of September 30, 2019, stepping down to 2.25 to 1.0 as of December 31, 2019 through March 31, 2020, and stepping up to 3.00 to 1.0 as of March 31, 2021 and thereafter (collectively, the “Financial Covenant Amendments”). If a Covenant Trigger Event (as defined below) occurs, the Total Net Leverage Ratio covenant level shall be reduced by 3.00 to 1.00 and the Interest Coverage Ratio level will be increased by 3.00 to 1.00.

The “Covenant Trigger Events” limit investments in or loans to non-guarantor parties, the incurrence of certain indebtedness, the creation of unrestricted subsidiaries and the making of certain distributions or prepayment of indebtedness (not including indebtedness under the Credit Agreement) and requires the delivery of quarterly projected financial statements (for distribution to the revolving lenders and term A lenders).  A Covenant Trigger Event would also occur if the net cash proceeds realized from certain assets dispositions are not utilized to prepay term loans A and B in accordance with the Credit Facility.

All other terms of the Credit Agreement remain unchanged.

In consideration for approving Amendment No. 1, JPMorgan Chase Bank, N.A. and consenting lenders will receive a one-time consent fee of 25 basis points and 50 basis points, respectively (calculated after giving effect to the reduction in the revolving facility), totaling approximately $2,300,000 in the aggregate.

The foregoing summary is qualified in its entirety by reference to Amendment No. 1 attached hereto as Exhibit 10.1, incorporated herein by reference.

Item 8.01                                           Other Events.

On August 9, 2019, the Company issued a news release announcing that, at the direction of its Board of Directors, it is reviewing strategic alternatives. A copy of the new release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated July 19, 2019, by and among the Company, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, effective August 6, 2019.

99.1	Company news release dated August 9, 2019, concerning financial results.

99.2	Supplemental slide presentation for the quarter ended June 30, 2019.

99.3	Company news release dated August 9, 2019, concerning review of strategic alternatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Brian T. Griffin
Brian T. Griffin
Chief Executive Officer

Date: August 9, 2019